Non-U.S. RSU-Performance-Based
TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You have been granted the following Performance-Based Restricted Stock Units (each, a “PBRSU”) representing Common Stock of TD SYNNEX Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”).
Name of Participant:
Total Number of PBRSUs:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:

By your signature and the signature of the Company’s representative below, you and the Company agree that these PBRSUs are granted under and governed by the term and conditions of the Plan, the Performance-Based Restricted Stock Unit Agreement, and Appendix A, all of which are attached to and made a part of this document.
By signing this document (including by means of electronic signatures or “click-through” electronic acceptance) you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.
Notwithstanding the foregoing, even if you do not provide one of the means of acceptance described therein, but your conduct evidences an intent to accept the benefits provided therein and herein, including but not limited to, accepting Shares upon vesting of the PBRSUs, as determined by the Company in its sole discretion, then you will be deemed to have accepted, and will be bound by, the terms of the Plan, the Performance-Based Restricted Stock Unit Agreement and this document, to the extent permitted under applicable law (generally, a “deemed acceptance”).

TD SYNNEX CORPORATION
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

[NAME OF PARTICIPANT]	TD SYNNEX CORPORATION

______________________________________	By:___________________________________

______________________________________	Its:___________________________________
Print Name

TD SYNNEX CORPORATION
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
Performance-Based Restricted Stock Unit Agreement

Payment for Performance-Based Restricted Stock Units	No cash payment is required for the Performance-Based Restricted Stock Units (each, a “PBRSU”) you receive. You are receiving the PBRSUs in consideration for Services rendered by you.

Governing Plan	The PBRSUs you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Terms not otherwise defined in this Performance-Based Restricted Stock Unit Agreement, including the Additional Terms and Conditions for Participants attached hereto (this “Agreement”) have meanings ascribed to them in the Plan.

Vesting
The PBRSUs that you are receiving will vest as described in Appendix A attached hereto and as shown in the Notice of Performance-Based Restricted Stock Unit Award.
No PBRSUs vest after your Service as an Employee or a Consultant has terminated for any reason unless the Compensation Committee determines otherwise as provided under the Forfeiture section below.
Unless determined otherwise by the Company in its sole discretion, Service will not include any termination notice period or similar “garden leave” period.

Forfeiture
If your Service terminates for any reason, then your PBRSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. In connection with your Retirement, the Compensation Committee (or its authorized delegate) may provide, in its sole discretion, that you shall retain a pro-rated amount of any unvested portion of your PBRSUs as calculated below, other than any PBRSUs with a grant date less than three (3) months prior to your Retirement, in the event of your Retirement, and any such retained unvested PBRSUs shall remain outstanding and eligible to vest upon the conclusion of the performance period based on the certification by the Compensation Committee of the extent to which the Company’s performance metrics have been achieved. The pro-rated amount of any unvested portion of your PBRSUs that will be eligible to become vested in connection with your Retirement as provided above shall be equal to the total number of PBRSUs shown in the Notice of Performance-Based Restricted Stock Unit Award, multiplied by a fraction, (i) the numerator of which shall be the total number of days of continuous Service you provided from the beginning of the performance period until the effective date of your

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Retirement, and (ii) the denominator of which shall be the total numbers of days during the performance period. Any vesting on account of your Retirement shall be subject to such additional conditions as the Compensation Committee or its authorized delegate may impose, including but not limited to execution of a standard release of claims, continued compliance with certain restrictive covenants, and you providing at least three (3) months’ written notice prior to the effective date of your Retirement.
For purposes of this Agreement, “Retirement” means the termination of your employment other than for Cause, Disability or death, and upon the date of such termination, all of the following are true: (i) you have attained at least fifty-seven (57) years of age; (ii) you have completed at least five (5) years of continuous Service; and (iii) the sum of your age plus your completed years of Service upon such termination is equal to at least sixty-five (65).
For purposes of this Agreement, “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the person or persons to whom you report or (iii) intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
Your PBRSUs will be forfeited on the date of certification by the Compensation Committee of the Company’s achievement of performance metrics to the extent that the Compensation Committee does not certify that the performance metrics were achieved.
Unless otherwise provided by the Compensation Committee in its sole discretion, unvested PBRSUs will be forfeited upon termination of your Service even if (i) you are considered unfairly dismissed without good cause; (ii) you are dismissed for disciplinary or objective reasons due to a collective dismissal; (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition; (iv) you terminate service due to a unilateral breach of contract by the Company or an affiliate of the Company; or (v) your employment terminates for any other reason whatsoever. Any forfeited unvested PBRSUs will immediately be cancelled and revert to the Company. You receive no payment for PBRSUs that are forfeited.

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons. The date that Service ends shall be determined without regard to any applicable period related to notice of termination, compensation in lieu of notice, termination or severance pay, or any claim by you to such notice, compensation or pay (whether express, implied, contractual, statutory or arising otherwise under applicable law), provided that, in the case of your resignation, the date of termination may not be earlier than the date that notice of termination of Service was first provided by you to the Company.

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

Nature of Performance-Based Restricted Stock Units	Your PBRSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of PBRSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your PBRSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your PBRSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Performance-Based Restricted Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any PBRSUs. For instance, you may not use your PBRSUs as security for a loan. If you attempt to do any of these things, your PBRSUs will immediately become invalid.

Settlement of Performance-Based Restricted Stock Units
Each of your vested PBRSUs will be settled when it vests; provided, however, that settlement of each PBRSU will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date.

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, and (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale. Notwithstanding the foregoing, settlement of your vested PBRSUs may be delayed to a date following the first permissible trading day if the Company determines, in its discretion, that such a delay is necessary to comply with the Company’s insider trading policy or applicable securities laws.
Settlement of the PBRSUs shall be in the form of Shares. At the time of settlement, you will receive one Share for each vested PBRSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan, this Agreement, or Appendix A, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

Withholding Taxes and Stock Withholding
Regardless of any action the Company or the Subsidiary or Affiliate employing you (your “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the PBRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the PBRSUs to reduce or eliminate your liability for Tax-Related Items.
Prior to the settlement of your PBRSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment-on-account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your PBRSUs are settled having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the PBRSUs occurs.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate in any capacity. The Company and its Subsidiaries and its Affiliates reserve the right to terminate your Service at any time, with or without cause, to the extent permitted by applicable law.

Adjustments	The number of PBRSUs covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions described above will apply to all new, substitute or additional PBRSUs or securities to which you are entitled by reason of this Award.

Successors and Assigns	Except as otherwise provided in the Plan, this Agreement, or Appendix A, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective
TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Section 409A of the Code	To the extent you are subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (“Section 409A”), this Agreement is intended to comply with the same and the Agreement’s provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A, to the extent applicable to you.

Applicable Law and Choice of Venue
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida and agree that such litigation will be conducted only in the courts of Pinellas County, Florida or the federal courts of the United States for the Middle District of Florida.

Miscellaneous
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

compensation for purposes of calculating severance, resignation, redundancy, notice of termination, compensation in lieu of notice, or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, except as required by law.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan, this Agreement, or Appendix A.
You understand that you may be in violation of local securities law if you sell Shares through a broker other than the broker arranged for by the Company, particularly if you sell Shares via a transaction in your local country as opposed to on the New York Stock Exchange. Please consult with your legal advisor if you have questions with regard to the application of local securities laws to the sale of any Shares you acquire upon settlement of your PBRSUs.
In the event that a court of applicable jurisdiction determines that the “deemed acceptance” of the terms of the Plan, this Agreement and the Notice of Performance-Based Restricted Stock Unit Award is unenforceable, then the terms of the Plan, this Agreement and the Notice of Performance-Based Restricted Stock Unit Award shall be read and interpreted as if such deemed acceptance provision were not included.

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE AGREEMENT (INCLUDING THE ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS) AND IN THE PLAN.

TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS
TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

APPENDIX A
Vesting Conditions
TD SYNNEX CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT - APPENDIX A